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                                                                       EXHIBIT 5
                                                                       ---------


                                July 25, 1994



BB&T Financial Corporation
223 West Nash Street
Post Office Box 1847
Wilson, North Carolina  27894-1847


Gentlemen:

     This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, filed by BB&T Financial Corporation (the "Company") with the Securities and Exchange Commission, under which 1,500,000 shares of the Company's Common Stock, $2.50 par value per share, are to be registered.

     As Vice President and Secretary of the Company, I have examined and am familiar with originals or copies certified or otherwise identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as I have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Bylaws, both as amended to date, and the record of proceedings of the shareholders and directors of the Company. Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina.

     2. When the Registration Statement shall have become effective and up to 1,500,000 shares of the Common Stock to be originally issued for sale shall have been originally issued and sold under the terms set forth in the Registration Statement, such shares will be legally and validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this Opinion as Exhibit 5 and 24.1 to the Registration Statement and to the reference to my name in the Registration Statement.

                              Very truly yours,

                              /s/ Jerone C. Herring, Esq.

                              Jerone C. Herring, Esq.
                              Vice President and Secretary